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                                                                    EXHIBIT 11.1

                               SAPIENT CORPORATION

                         ARTICLE 6.01 OF REGULATION S-K

 COMPUTATION OF SHARES USED IN COMPUTING BASIC AND DILUTED NET INCOME
                                (LOSS) PER SHARE

                                                             THREE MONTHS ENDED              NINE MONTHS ENDED
                                                                SEPTEMBER 30,                  SEPTEMBER 30,
                                                                -------------                  -------------
                                                            1998           1997            1998           1997
                                                            ----           ----            ----           ----

           Net income (loss).......................      $(1,626,669)   $ 3,320,110     $ 7,687,334    $ 9,122,050
           Basic net income (loss) per share:
                Weighted average common shares
                  Outstanding......................       25,640,595     23,916,322      25,044,438     23,828,076
                Shares used in computing per share
                  Amount...........................       25,640,595     23,916,322      25,044,438     23,828,076
                                                         -----------    -----------     -----------    -----------
                Basic net income (loss) per share..      $     (0.06)   $      0.14     $      0.31    $      0.38
                                                         ===========    ===========     ===========    ===========
           Diluted net income (loss) per share:
                Weighted average common shares
                  Outstanding......................       25,640,595     23,916,322      25,044,438     23,828,076
                Dilutive stock options.............               --      2,194,840       2,626,536      2,089,834
                                                         -----------    -----------     -----------    -----------
                Shares used in computing per share
                  Amount...........................       25,640,595     26,111,162      27,670,974     25,917,910
                                                         -----------    -----------     -----------    -----------
                Diluted net income (loss) per share      $     (0.06)   $      0.13     $      0.28    $      0.35
                                                         ============   ===========     ===========    ===========


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